EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-3 File No. 333-263539) of CNH Industrial Capital LLC of our report dated February 28, 2023, with respect to the consolidated financial statements of CNH Industrial Capital LLC included in this Annual Report (Form 10-K) for the year ended December 31, 2024.

/s/ ERNST & YOUNG LLP

Chicago, IL

February 28, 2025